UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event reported) December
                          31, 2000

               2DOBIZ.com, Inc. (OTCBB: DOBZ)
     (Exact name of Registrant as specified in charter)


      Nevada              0-27983            77-0448262
  (State or other       (Commission       (I.R.S. Employer
   jurisdiction
 Of incorporation)     File Number)        Identification)

122-1020 Mainland Street,
Vancouver, British Columbia   V6B 2T4
Canada
    (Address of principal               (Zip Code)
     executive offices)


Registrant's telephone number,       (604) 602-2378
including area code:


                             N/A
   (Former name or former address, if changed, since last
                           report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective April 23, 2001, our board of directors approved a change in the company's independent auditors. Previously, the independent auditing firm of Pellerin & Company had issued reports covering the year ended 1999 on 2DOBIZ.com, Inc. None of the reports of Pellerin & Company, CPA on the financial statements of 2DOBIZ.com, Inc. contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor have there been at any time, disagreements between 2DOBIZ.com, Inc. and Pellerin & Company, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     We retained the accounting firm of Meeks, Dorman & Company to serve as our independent accountants to audit our financial statements beginning with the year ended December 31, 2000. This engagement was effective April 23, 2001. Prior to its engagement as our independent auditors, Meeks, Dorman & Company had not been consulted by us either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on our financial statements or on any other matter that was the subject of any prior disagreement between us and our previous certifying accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibit No. 1: Letter from Pellerin & Company, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  25 April 2001


                         2DOBIZ.com, Inc.


                         By:  /s/ David Roth
                            David Roth, President


                 Pellerin & Associates, LLP
                  South Protland/Waterbury
              Licensed in Main and Connecticut





April 25, 2001

Securities and Exchange Commission
Washington, D.C. 20549

                And

Mr. David Roth,
Chief Executive Officer
2dobiz.com, Inc.
(fka Interlock Services, Inc.)
122-1020 Mainland St.
Vancouver, BC, Canada V6B 2T4



Pellerin & Assciates, LLP herby resigns as independent auditors for 2dobiz.com, Inc. (fka Interlock Services, Inc.)
effective April 25, 2001.

We have received and reviewed the Form 8-K dated April 25, 2001 reporting in Item 2 the events which transpired.
Relating to our resignation as independent auditors and the appointment of new independent auditors for the fiscal year dated December 31, 2000.

We have reviewed Item of such Form 8-K and have no disagreements with the position of the Registrant as stated therein.

Respectfully submitted,

/s/ Pellerin & Associate, LLP
Certified Public Accountants